Carla Baca
Director of Corporate Communications
P: 615.269.8175

News Release

HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE THIRD QUARTER

NASHVILLE, Tennessee, November 1, 2018 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2018. The Company reported net income of $6.5 million, or $0.05 per diluted common share for the quarter. Normalized FFO for the three months ended September 30, 2018 totaled $48.2 million, or $0.39 per diluted common share.

Salient quarterly highlights include:

•
Same store cash NOI for the third quarter increased 3.1% over the third quarter of 2017. For the trailing twelve months ended September 30, 2018, same store revenue grew 2.6%, operating expenses increased 2.1%, and same store cash NOI grew 2.9%:

◦	Same store revenue per average occupied square foot increased 2.6%.

◦	Average same store occupancy remained stable at 89.7%.

•	Predictive growth measures in the same store multi-tenant portfolio include:

◦	In-place contractual rent increases averaged 2.88%, up from 2.78% a year ago, partially attributable to future annual contractual increases of 3.76% for leases commencing in the quarter.

◦	Weighted average cash leasing spreads were 3.8% on 481,000 square feet renewed:

◦	8% (<0% spread)

◦	7% (0-3%)

◦	53% (3-4%)

◦	32% (>4%)

◦	Tenant retention was 87.0%.

•	Leasing activity in the third quarter totaled 687,000 square feet related to 172 leases:

◦	573,000 square feet of renewals

◦	114,000 square feet of new and expansion leases

•
In September, the Company acquired a medical office building adjacent to Catholic Health Initiatives' St. Anthony Hospital campus in Denver for $4.2 million. The 100% leased, 17,000 square foot building is adjacent to six buildings totaling 523,000 square feet owned by the Company.

•	In August, the Company sold one off-campus medical office building in St. Louis for $9.8 million.

•	A dividend of $0.30 per common share was declared, which is equal to 76.9% of normalized FFO per share.

•	Dividends paid as a percentage of funds available for distribution were 99.5% year-to-date.

•	Leverage remained steady with net debt to adjusted EBITDA at 5.1 times.

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Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of September 30, 2018, the Company owned 201 real estate properties in 27 states totaling 14.8 million square feet and was valued at approximately $5.0 billion. The Company provided leasing and property management services to 11.1 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2017 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release is included herein.

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Condensed Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	SEPTEMBER 30, 2018	DECEMBER 31, 2017
Real estate properties
Land	$217,322	$201,283
Buildings, improvements and lease intangibles	3,669,852	3,601,460
Personal property	10,454	10,314
Construction in progress	26,960	5,458
Land held for development	24,645	20,123
Total real estate properties	3,949,233	3,838,638
Less accumulated depreciation and amortization	(989,585)	(897,430)
Total real estate properties, net	2,959,648	2,941,208
Cash and cash equivalents	10,027	6,215
Assets held for sale, net	8,826	33,147
Other assets, net	222,582	213,015
Total assets	$3,201,083	$3,193,585

LIABILITIES AND STOCKHOLDERS' EQUITY
	SEPTEMBER 30, 2018	DECEMBER 31, 2017
Liabilities
Notes and bonds payable	$1,344,759	$1,283,880
Accounts payable and accrued liabilities	72,927	70,995
Liabilities of properties held for sale	141	93
Other liabilities	43,004	48,734
Total liabilities	1,460,831	1,403,702
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 125,237 and 125,132 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1,252	1,251
Additional paid-in capital	3,181,263	3,173,429
Accumulated other comprehensive income (loss)	473	(1,299)
Cumulative net income attributable to common stockholders	1,071,804	1,018,348
Cumulative dividends	(2,514,540)	(2,401,846)
Total stockholders' equity	1,740,252	1,789,883
Total liabilities and stockholders' equity	$3,201,083	$3,193,585

1
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Condensed Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2018	2017	2018	2017
Revenues
Rental income	$111,452	$105,078	$331,247	$311,171
Other operating	2,010	1,947	5,973	5,816
	113,462	107,025	337,220	316,987
Expenses
Property operating	44,135	40,628	127,691	116,663
General and administrative	8,504	8,021	25,977	24,720
Acquisition and pursuit costs	141	507	538	1,878
Depreciation and amortization	42,061	35,873	121,764	105,148
Bad debts, net of recoveries	(62)	4	42	175
	94,779	85,033	276,012	248,584
Other income (expense)
Gain (loss) on sales of real estate assets	1,288	(7)	30,879	39,525
Interest expense	(13,464)	(14,107)	(39,202)	(42,694)
Impairment of real estate assets	—	(5,059)	—	(5,387)
Interest and other income, net	41	354	571	396
	(12,135)	(18,819)	(7,752)	(8,160)
Net Income	$6,548	$3,173	$53,456	$60,243

Basic earnings per common share - Net income	$0.05	$0.02	$0.42	$0.50
Diluted earnings per common share - Net income	$0.05	$0.02	$0.42	$0.50

Weighted average common shares outstanding - basic	123,300	119,098	123,281	116,181
Weighted average common shares outstanding - diluted	123,352	119,181	123,336	116,277

1
The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

	THREE MONTHS ENDED SEPTEMBER 30,
	2018	2017
Net income	$6,548	$3,173
Gain on sales of real estate assets	(1,288)	7
Impairment of real estate asset	—	5,059
Real estate depreciation and amortization	42,723	36,478
Funds from operations	$47,983	$44,717
Acquisition and pursuit costs [1]	141	507
Rapid vesting/revaluation for retiring officer	70	—
Normalized funds from operations	$48,194	$45,224
Non-real estate depreciation and amortization	1,506	1,388
Provision for bad debt, net	(62)	4
Straight-line rent receivable, net	(413)	(1,156)
Stock-based compensation	2,605	2,429
Non-cash items	3,636	2,665
2nd generation TI	(6,950)	(4,481)
Leasing commissions paid	(1,139)	(1,826)
Capital additions	(6,229)	(4,203)
Funds available for distribution	$37,512	$37,379
Funds from operations per common share - diluted	$0.39	$0.37
Normalized funds from operations per common share - diluted	$0.39	$0.38
FFO weighted average common shares outstanding - diluted [2]	124,192	120,081

1	Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.

2	Diluted weighted average common shares outstanding for the three months ended September 30, 2018 includes the dilutive effect of nonvested share-based awards outstanding of 839,990 shares.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") and FAD per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

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